Confidential treatment requested by the registrant for its submission of this draft registration	MIC-0985
statement pursuant to Securities and Exchange Commission Rule 83

Exhibit 8.1

Subsidiaries of Registrant

Subsidiaries of Millicom International Cellular S.A.	Jurisdiction of Incorporation or Organization
Latin America:
Telemovil El Salvador, S.A. de C.V.	El Salvador
Navega.com SA, Sucursal El Salvador	El Salvador
Millicom Cable Costa Rica, S.A.	Costa Rica
Newcom Nicaragua S.A.	Nicaragua
Telefónica Celular de Bolivia S.A.	Bolivia
Telefónica Celular del Paraguay S.A.	Paraguay
Colombia Móvil S.A. E.S.P.	Colombia
UNE EPM Telecomunicaciones S.A.	Colombia
Edatel S.A. E.S.P	Colombia
Africa:
MIC Tanzania Public Limited Company	Tanzania
Millicom Tchad S.A.	Chad
Zanzibar Telecom Limited	Tanzania
Unallocated:
Millicom International Operations S.A	Luxembourg
Millicom International Operations B.V	Netherlands
MIC Latin America B.V	Netherlands
Millicom Africa B.V	Netherlands
Millicom Holding B.V	Netherlands
Millicom Spain S.L.	Spain